UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 26, 2005

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 W. Plumeria Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As described below, on December 26, 2005, Robert A. Gunst was elected to the Board of Directors of PortalPlayer, Inc. (the “Company”). In connection with his election, Mr. Gunst and the Company entered into an offer letter on December 23, 2005 (the “Offer Letter”). The Offer Letter outlined the terms of his election including term of service, stock options and compensation. As a non-employee director, the stock options and compensation in the offer letter are as set forth in the Company’s Form 8-K filed on July 28, 2005. A copy of the Offer Letter is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 26, 2005, the Board of Directors elected a new director, Robert A. Gunst. The Board has not yet determined Mr. Gunst’s assignment to any of the board committees. A copy of the Offer Letter outlining the terms of Mr. Gunst’s election is attached as Exhibit 10.1 to this report and incorporated herein by reference. A copy of the Company’s press release announcing Mr. Gunst’s election to the Board of Directors as a director is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Offer Letter entered into December 23, 2005.

99.1	Press Release dated December 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2005

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter entered into December 23, 2005.

99.1	Press Release dated December 28, 2005.